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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011 (July 19, 2011)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 1—Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

        On July 19, 2011, Allos Therapeutics, Inc., a Delaware corporation ("Allos"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with AMAG Pharmaceuticals, Inc., a Delaware corporation ("AMAG"), and Alamo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AMAG ("Merger Sub"), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Allos (the "Merger"), with Allos continuing as the surviving corporation and as a wholly-owned subsidiary of AMAG, in a strategic business combination transaction. Following the consummation of the Merger, the combined company will change its name to a new name to be agreed upon by AMAG and Allos prior to the closing of the Merger. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

        Under the terms of the Merger Agreement, each issued and outstanding share of Allos' common stock will be converted into the right to receive 0.1282 shares of AMAG common stock (the "Exchange Ratio") upon consummation of the Merger, and each outstanding Allos' stock option and outstanding restricted stock unit will be assumed by AMAG and converted into a stock option or restricted stock unit for AMAG common stock based upon the Exchange Ratio.

        The Merger Agreement also provides that following consummation of the Merger, the Board of Directors of the combined company will have nine members in total, including five members nominated by the Board of Directors of AMAG and four members nominated by the Board of Directors of Allos. Brian J.G. Pereira, MD, President and Chief Executive Officer of AMAG, will serve as President and Chief Executive Officer the combined company, and Paul L. Berns, President and Chief Executive Officer of Allos, will serve on the combined company's Board of Directors. Michael Narachi, AMAG's current Chairman will serve as Chairman of the combined company's Board of Directors. The combined company will be headquartered in Lexington, Massachusetts.

        Each of Allos and AMAG have agreed to customary representations, warranties and covenants in the Merger Agreement. Between the execution of the Merger Agreement and the consummation of the Merger, Allos and AMAG have agreed to carry on their respective businesses in the ordinary course and consistent with past practices and not to engage in certain specified transactions, subject to limited exceptions. Allos and AMAG have also agreed not to solicit or engage in discussions with third parties regarding alternative business combination transactions involving Allos or AMAG, respectively, subject to specified exceptions. In addition, the Merger Agreement contains covenants that require each of Allos and AMAG to call and hold special stockholder meetings and, subject to certain exceptions, require Allos' Board of Directors to recommend to its stockholders the adoption of the Merger Agreement and AMAG's Board of Directors to recommend to its stockholders the approval of the issuance of AMAG common stock as consideration for the Merger in connection with those meetings.

        The completion of the Merger is subject to a number of customary closing conditions including, among others, (i) adoption of the Merger Agreement by Allos' stockholders, (ii) approval by AMAG's stockholders of the issuance of shares of AMAG common stock as consideration in the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iv) the absence of certain legal or governmental restraints on the consummation of the Merger, (v) the effectiveness of a Form S-4 registration statement to be filed by AMAG with the Securities and Exchange Commission (the "SEC") with respect to the shares of AMAG common stock to be issued in the Merger and (vi) approval of the listing on the NASDAQ Global Select Market of AMAG common stock to be issued in the Merger following the Merger. Each party's obligation to consummate the Merger is also subject to certain additional customary conditions, including (w) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (x) performance in all material respects by the other party of its obligations, (y) the absence of a material adverse effect with respect to the other party and (z) the receipt by such party of an opinion from its outside legal counsel to the effect that the Merger will qualify as a tax-free reorganization within the meaning of the Code.

        The Merger Agreement may be terminated by either Allos or AMAG in certain circumstances, including if the Merger has not been consummated on or before February 29, 2012, and if the approval of the stockholders of either Allos or AMAG is not obtained. If the Merger Agreement is terminated in certain specified circumstances, including termination of the Merger Agreement by Allos or AMAG in order to accept a superior offer or following an adverse change in the recommendation of the other party's Board of Directors, Allos must pay AMAG, or AMAG must pay Allos, as applicable, a termination fee of $9 million or $14 million, respectively. In addition, if the Merger Agreement is terminated following a meeting of the stockholders of Allos or AMAG at which the adoption of the Merger Agreement or the approval of the issuance of shares of AMAG common stock as consideration in the Merger is considered but not approved, then Allos or AMAG, as applicable, will be required to pay an amount equal to $2 million in reimbursement of the other party's expenses incurred in connection with the transaction, which payment will offset by any termination fee that may otherwise be payable by such party under the Merger Agreement.

        The foregoing summary of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement included in this Form 8-K, are intended to provide information regarding the material terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Allos or AMAG contained in their respective reports or statements filed with the SEC or other public information. The representations and warranties set forth in the Merger Agreement were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts, and the representations, warranties and covenants set forth in the Merger Agreement may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them, that differ from public disclosures made to investors. Accordingly, investors should not rely upon representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Allos, AMAG or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Allos or AMAG. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Allos and AMAG and their respective subsidiaries, affiliates and business that the respective companies include in reports, statements and other filings they make with the SEC.

Voting Agreements

        Concurrently with the execution of the Merger Agreement, Allos entered into voting agreements (the "AMAG Stockholder Voting Agreements") with each of the directors and current named executive officers of AMAG, solely in their capacity as stockholders of AMAG, pursuant to which such directors and named executive officers have agreed to vote the shares of AMAG common stock beneficially owned by them in favor of the issuance of shares of AMAG common stock in the Merger and against any competing acquisition proposal for AMAG and certain other corporate actions. Such directors and executive officers own shares representing approximately 0.04% of the outstanding shares of AMAG common stock and 5.24% of the shares of AMAG common stock determined on a fully diluted basis, in each case as of the date of the Merger Agreement.

        Also concurrently with the execution of the Merger Agreement, AMAG entered into voting agreements (the "Allos Stockholder Voting Agreements") with stockholders of Allos, including Warburg Pincus Private Equity VIII, L.P., Warburg Pincus & Co., and Warburg Pincus Partners, LLC, directors and named executive officers of Allos, solely in their capacity as stockholders of Allos, pursuant to which such stockholders have agreed to vote the shares of Allos common stock owned by them in favor of the adoption of the Merger Agreement and against any competing acquisition proposal for Allos and certain other corporate actions. Such directors and executive officers own shares representing approximately 25.25% of the outstanding shares of Allos common stock and 26.51% of the shares of Allos common stock determined on a fully diluted basis, in each case as of the date of the Merger Agreement.

        The foregoing description of the AMAG Stockholder Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the AMAG Stockholder Voting Agreement, which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

Amendment to Rights Plan

        In May 2003, Allos entered into a Rights Agreement (such agreement, as amended on March 4, 2005, January 29, 2007 and July 17, 2009, the "Rights Agreement") with Mellon Investor Services LLC, Allos' transfer agent ("Mellon"). Immediately prior to the execution of the Merger Agreement, Allos entered into an amendment (the "Rights Agreement Amendment") to the Rights Agreement with Mellon, which provides, among other things, that (i) AMAG, Merger Sub and their affiliates will be exempt from the Rights Agreement solely to the extent of their beneficial ownership of any shares of Allos' common pursuant to or arising out of the Merger Agreement, Allos Stockholder Voting Agreements or any of the transactions contemplated thereby, and (ii) the Rights Agreement and the related Series A Junior Participating Preferred Stock purchase rights issued pursuant to the Rights Agreement (the "Rights") will terminate immediately prior to the consummation of the Merger, and as a result the Rights Agreement will no longer be in effect and the Rights will no longer be issued or outstanding at the time of the consummation of the Merger. The Rights Agreement Amendment will terminate and will be of no further force or effect if the Merger Agreement is terminated in accordance with its terms prior to the consummation of the Merger.

        The foregoing description of the Rights Agreement Amendment and the Rights Agreement as amended thereby does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto, the Rights Agreement which is filed as Exhibit 99.2 to Form 8-K filed on May 9, 2003, and the previous amendments thereto filed as Exhibit 4.06 to Form 8-K filed on March 4, 2005, Exhibit 4.1 to Form 8-K filed on January 30, 2007, and Exhibit 4.1 to Form 8-K filed on July 20, 2009, each of which are incorporated herein by reference.

Additional Information and Where You Can Find It

        This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger between AMAG and Allos will be submitted to the respective stockholders of AMAG and Allos for their consideration.

        AMAG will file a Registration Statement on Form S-4 containing a joint proxy statement/prospectus of Allos and AMAG and other documents concerning the proposed acquisition with the SEC. Investors are urged to read the joint proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Allos and AMAG with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and other documents may also be obtained for free by contacting Allos' Investor Relations by e-mail at investorrelations@allos.com, by telephone at (303) 426-6262 or by mail at Investor Relations, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, CO 80020 or by contacting AMAG's Investor Relations by e-mail at asullivan@amagpharma.com, by telephone at (617) 498-3303 or by mail at Investor Relations, AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, MA 02421.

        Allos, AMAG, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Allos' directors and executive officers and their beneficial ownership of Allos' common stock is also set forth in Allos' annual proxy statement on Schedule 14A filed with the SEC on April 29, 2011. This document is available free of charge at the SEC's website at www.sec.gov or by going to Allos' Investors page on its corporate website at www.allos.com. Information concerning AMAG's directors and executive officers and their beneficial ownership of AMAG's common stock is set forth in AMAG's annual proxy statement on Schedule 14A filed with the SEC on April 18, 2011. This document is available free of charge at the SEC's website at www.sec.gov or by going to AMAG's Investors page on its corporate website at www.amagpharma.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed "participants" in the solicitation of proxies in connection with the proposed merger, and a description of their direct and indirect interests in the proposed merger, which may differ from the interests of Allos' investors or AMAG's investors generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

        This report contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms, are intended to identify such forward-looking statements, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. For example, if Allos or AMAG does not receive its respective required stockholder approval or the parties fail to satisfy other conditions to closing, the transaction may not be consummated. In any forward-looking statement in which AMAG or Allos expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of Allos or AMAG stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; disruptions to the businesses of Allos and AMAG during the pendency of the merger and during the realization of the cost synergies, including diminished performance by the commercial organizations due to planned reductions in the size of the sales and marketing organization at the combined company; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Allos and AMAG generally, including those set forth in the filings of Allos and AMAG with the SEC, especially in the "Risk Factors" section of Allos' Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 10, 2011, the "Risk Factors" section of AMAG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 9, 2011, and in Allos' and AMAG's other periodic reports and filings with the SEC. Allos cautions investors not to place undue reliance on the forward-looking statements contained herein. All forward-looking statements are based on information currently available to Allos on the date hereof, and Allos undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Section 9—Financial Statements and Exhibits.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated July 19, 2011, by and among AMAG Pharmaceuticals, Inc., Alamo Acquisition Sub, Inc. and Allos Therapeutics, Inc.
2.2	Form of Voting Agreement, dated July 19, 2011, by and between Allos Therapeutics, Inc. and each of the directors and named executive officers of AMAG Pharmaceuticals, Inc.
4.1	Amendment to Rights Agreement, dated July 19, 2011, by and between Allos Therapeutics, Inc. and Mellon Investors Services LLC.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: July 21, 2011

ALLOS THERAPEUTICS, INC.
By:	/s/ MARC H. GRABOYES Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated July 19, 2011, by and among AMAG Pharmaceuticals, Inc., Alamo Acquisition Sub, Inc. and Allos Therapeutics, Inc.
2.2	Form of Voting Agreement, dated July 19, 2011, by and between Allos Therapeutics, Inc. and each of the directors and named executive officers of AMAG Pharmaceuticals, Inc.
4.1	Amendment to Rights Agreement, dated July 19, 2011, by and between Allos Therapeutics, Inc. and Mellon Investors Services LLC.

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  Section 1—Registrant's Business and Operations
  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX